Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-114212 and Form S-8 No. 333-142448) of Piedmont Office Realty Trust, Inc. and in the related Prospectuses of our report dated March 14, 2008 (except for the last three paragraphs of Note 17, as to which the date is March 25, 2008), with respect to the consolidated financial statements and schedule of Piedmont Office Realty Trust, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

Atlanta, Georgia

March 25, 2008